EXHIBIT 10(ax)

FIRST LOAN MODIFICATION AGREEMENT

(Exim)

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 15, 2010, and is effective as of May 31, 2010, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and (b) SPIRE CORPORATION, a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Corporation”), SPIRE SOLAR, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Solar”), SPIRE BIOMEDICAL, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Biomedical”), and SPIRE SEMICONDUCTOR, LLC, a Delaware limited liability company, with its principal place of business at 25 Sagamore Park Road, Hudson, New Hampshire 03051 (“Spire Semiconductor”) (Spire Corporation, Spire Solar, Spire Biomedical, and Spire Semiconductor are jointly and severally, individually and collectively, “Borrower”).

1.              DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 16, 2009, evidenced by, among other documents, a certain Amended and Restated Export-Import Bank Loan and Security Agreement dated as of November 16, 2009, among Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.              DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.              DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(a)(ii) thereof:

“Subject to the terms of this Exim Agreement and to the deduction of Reserves, after the occurrence of the Sale Event, and provided that Borrower is Streamline Facility Eligible, Borrower may request that Bank finance Eligible Foreign Accounts on an aggregate basis (the “Aggregate Eligible Foreign Accounts”).”

and inserting in lieu thereof the following:

“Subject to the terms of this Exim Agreement and to the deduction of Reserves, and provided that Borrower is Streamline Facility Eligible, Borrower may request that Bank finance Eligible Foreign Accounts on an aggregate basis (the “Aggregate Eligible Foreign Accounts”).”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(b)(i) thereof:

“In addition and notwithstanding the foregoing, (A) prior to the occurrence of the Sale Event, the aggregate amount of Advances outstanding hereunder together with all Advances (as defined in the Domestic Agreement) outstanding under the Domestic Agreement may not exceed Five Million Dollars ($5,000,000.00) at any time, and (B) the aggregate amount of Advances outstanding hereunder at any time may not exceed Five Million Dollars ($5,000,000.00).”

and inserting in lieu thereof the following:

“In addition and notwithstanding the foregoing, (i) the aggregate amount of Advances outstanding hereunder and Credit Extensions (as defined in the Domestic Agreement) outstanding under the Domestic Agreement may not exceed Eight Million Dollars at any time, and (ii) the aggregate amount of Advances outstanding hereunder at any time may not exceed (A) Five Million Dollars ($5,000,000.00), minus (B) upon the occurrence of the LC Formula Event (until Bank receives subsequent notice from Borrower), the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3 of the Domestic Agreement.”

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.2 thereof:

“In the event that the aggregate amount of Finance Charges earned by Bank in any Reconciliation Period during which Borrower is not Streamline Facility Eligible under this Exim Agreement and the Domestic Agreement is less than the Minimum Finance Charge, Borrower shall pay to Bank an additional Finance Charge equal to (i) the Minimum Finance Charge minus (ii) the aggregate amount of all Finance Charges earned by Bank under this Exim Agreement and the Domestic Agreement in such Reconciliation Period.”

and inserting in lieu thereof the following:

“In the event that the aggregate amount of Finance Charges earned by Bank in any Reconciliation Period under this Exim Agreement and the Domestic Agreement is less than the Minimum Finance Charge, Borrower shall pay to Bank an additional Finance Charge equal to (i) the Minimum Finance Charge minus (ii) the aggregate amount of all Finance Charges earned by Bank under this Exim Agreement and the Domestic Agreement in such Reconciliation Period.”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.3 thereof:

“With respect to Financed Receivables based upon Eligible Foreign Accounts and Exim Inventory Placeholder Invoices, when Borrower is not Streamline Facility Eligible, Borrower will pay to Bank a collateral handling fee equal to 0.30% per month of the Financed Receivable Balance for each such Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”).”

and inserting in lieu thereof the following:

“With respect to Financed Receivables based upon Eligible Foreign Accounts, Borrower will pay to Bank a collateral handling fee equal to 0.20% per month of the Financed Receivable Balance for each such Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”).”

5	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“           “Applicable Rate” is a per annum rate equal to the Prime Rate plus:

(a) until the occurrence of the Sale Event and thereafter when Borrower is not Streamline Facility Eligible, three percent (3.0%); and

(b) upon and after the occurrence of the Sale Event and thereafter when Borrower is Streamline Facility Eligible, two percent (2.0%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower had Net Income of at least One Dollar ($1.00) at all times during the three-month period ending on the last day of the applicable Testing Month, the Applicable Rate when Borrower is Streamline Facility Eligible shall be a per annum rate equal to the Prime Rate plus one and one-half of one percent (1.50%).”

“           “Maturity Date” is May 31, 2010.”

“           “Minimum Finance Charge” is Five Thousand Dollars ($5,000.00).”

“
“Testing Month” is any month with respect to which Bank has tested (a) Borrower’s Liquidity in order to determine if Borrower is Streamline Facility Eligible, and (b) Borrower’s Net Income in order to determine the Applicable Rate when Borrower is Streamline Facility Eligible.”

and inserting in lieu thereof the following:

“           “Applicable Rate” is (a) with respect to Financed Receivables based upon Eligible Foreign Accounts, a per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%), and (b) with respect to Financed Receivables based upon Aggregate Eligible Foreign Accounts and Exim Inventory Placeholder Invoices, a per annum rate equal to the Prime Rate plus two percent (2.0%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower had Net Income greater than One Dollar ($1.00) at all times during the three-month period ending on the last day of the applicable Testing Month, the Applicable Rate with respect to Financed Receivables based upon Aggregate Eligible Foreign Accounts and Exim Inventory Placeholder Invoices shall be a per annum rate equal to the Prime Rate plus one and one-half of one percent (1.50%).”

“           “Maturity Date” is December 31, 2011.”

“
“Minimum Finance Charge” is Five Thousand Dollars ($5,000.00), provided, however, for any Reconciliation Period during which no Advances were outstanding at any time under this Exim Agreement and no Credit Extensions were outstanding at any time under the Domestic Agreement, the Minimum Finance Charge shall be Three Thousand Dollars ($3,000.00).”

“
“Testing Month” is any month with respect to which Bank has tested (a) Borrower’s Liquidity in order to determine if Borrower is Streamline Facility Eligible and (b) Borrower’s Net Income in order to determine the Applicable Rate with respect to Financed Receivables based upon Aggregate Eligible Foreign Accounts and Exim Inventory Placeholder Invoices.”

6	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

4.              FEES.  Borrower shall pay to Bank a modification fee equal to Forty Three Thousand Eight Hundred Fifty Dollars ($43,850.00), which fee shall be deemed fully earned as of the date hereof and shall be due and payable as follows: (a) Twenty Seven Thousand Six Hundred Dollars ($27,600.00) shall be due and payable on the date hereof, and (b) Sixteen Thousand Two Hundred Fifty Dollars ($16,250.00) shall be due and payable on the earlier to occur of (i) the date that is one (1) year from the date of this Loan Modification Agreement, (ii) the occurrence of an Event of Default, or (iii) the early termination of the Loan Agreement.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.              RATIFICATION OF PERFECTION CERTIFICATES.

(a)           Spire Corporation hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, between Spire Corporation and Bank, and acknowledges, confirms and agrees the disclosures and information Spire Corporation provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(b)           Spire Solar hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, between Spire Solar and Bank, and acknowledges, confirms and agrees the disclosures and information Spire Solar provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(c)           Spire Biomedical hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, between Spire Biomedical and Bank, and acknowledges, confirms and agrees the disclosures and information Spire Biomedical provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(d)           Spire Semiconductor hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, between Spire Semiconductor and Bank, and acknowledges, confirms and agrees the disclosures and information Spire Semiconductor provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.              CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.              RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.              NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.              CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.            COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.
BORROWER: SPIRE CORPORATION By: /s/ Roger G. Little Name: Roger G. Little Title: Chief Executive Officer	By: /s/ Robert S. Lieberman Name: Robert S. Lieberman Title: Chief Financial Officer and Treasurer
SPIRE SOLAR, INC. By: /s/ Roger G. Little Name: Roger G. Little Title: Chief Executive Officer	By: /s/ Robert S. Lieberman Name: Robert S. Lieberman Title: Chief Financial Officer and Treasurer
SPIRE BIOMEDICAL, INC. By: /s/ Roger G. Little Name: Roger G. Little Title: Chief Executive Officer	By: /s/ Robert S. Lieberman Name: Robert S. Lieberman Title: Chief Financial Officer and Treasurer
SPIRE SEMICONDUCTOR, LLC By: Spire Corporation, a Massachusetts corporation, its sole Member and Manager By: /s/ Roger G. Little Name: Roger G. Little Title: Chief Executive Officer	By: /s/ Robert S. Lieberman Name: Robert S. Lieberman Title: Chief Financial Officer and Treasurer

BANK:

SILICON VALLEY BANK

By:    /s/ Kate Leland
Name: Kate Leland
Title:    Vice President

Schedule 1

EXHIBIT B

SVB>Silicon Valley Bank
A Member of SVB Financial Group

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of SPIRE CORPORATION, SPIRE SOLAR, INC., SPIRE BIOMEDICAL, INC. and SPIRE SEMICONDUCTOR, LLC (jointly and severally, individually and collectively, “Borrower”) certify under the Amended and Restated Export-Import Bank Loan and Security Agreement (as amended, the “Exim Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in the Exim Agreement):

Borrower represents and warrants for each Financed Receivable (other than Financed Receivables based upon Exim Inventory Placeholder Invoices):

Each Financed Receivable is an Eligible Foreign Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Advance Request and Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral;

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.  All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Financed Receivable are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower's Books are genuine and in all respects what they purport to be;

All sales and other transactions underlying or giving rise to each Financed Receivable shall comply in all material respects with all applicable laws and governmental rules and regulations; and

To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to each Financed Receivable are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens.  All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

With respect to Exim Inventory Placeholder Invoices, Borrower represents and warrants that all of Borrower’s Inventory which is the subject of any Exim Inventory Placeholder Invoice is and will continue to be Eligible Export-Related Inventory.

The undersigned represents and warrants that as of the date hereof the foregoing is true, complete and correct, that the information reflected in this Compliance Certificate complies with the representations and warranties set forth in the Exim Agreement and the Borrower Agreement each dated ______________, 2009, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreements.  Such representations and warranties include, without limitation, the following: Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export.  Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower’s unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower’s business; (c) acquiring, equipping, or renting commercial space outside the United States; or (d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States.  Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following: (a)  Items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50.0%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

All other representations and warranties in the Exim Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Streamline Facility Eligibility

Required                                  Actual                                  Eligible

Liquidity                                             >$6,000,000                                $_____                                Yes   No

Applicable Rate Reduction (only applicable to Advances made based upon Aggregate Eligible Foreign Accounts and Exim Inventory Placeholder Invoices, not with respect to Advances based upon Eligible Foreign Accounts)

Required                                 Actual                          Eligible for Reduction

Three-Month Net Income                    >$1.00                                    $_____                                Yes   No   N/A

Sincerely,

SPIRE CORPORATION
SPIRE SOLAR, INC.
SPIRE BIOMEDICAL, INC.
SPIRE SEMICONDUCTOR, LLC

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